PRESS RELEASE

deltathree Reports Third Quarter 2010 Financial Results

deltathree records its second consecutive quarter of sequential revenue growth driven by higher digital voice and video solution sales

New York, NY – November 4, 2010 – deltathree, Inc. (OTCBB: DDDC.OB), a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, today announced financial results for the third quarter 2010, ended September 30, 2010.

Mr. Effi Baruch, Chief Executive Officer, President and Senior Vice President of Operations and Technology of deltathree, stated, “Our third quarter 2010 financial results were highlighted by our second consecutive quarter of sequential revenue growth, as deltathree’s expanding portfolio of digital voice and video communications solutions gained additional traction with service provider and consumer customers. Sequential top line growth was matched with a sequential reduction in our quarterly net loss, as operating efficiency measures across the company yielded improvements in our cost structure.”

“On the product development front, during the third quarter we launched several new mobile VoIP offerings aimed at penetrating the vast and growing market for cellular VoIP solutions. Our recently launched joip Mobile phone application offers cellular customers a new and flexible way to make low cost mobile calls over GSM, CDMA as well as WiFi networks.  Building on the successful launch of joip Mobile, deltathree signed a sales agency agreement with ACN, Inc. for deltathree's mobile phone application.  ACN is the world's largest direct seller of telecommunications and essential services for residential and business customers and will be offering a private label version of our joip Mobile phone application through thousands of independent representatives in ACN's North American distribution network under the ACN Mobile World brand. Cellular operating systems supported by joip Mobile and ACN Mobile World include the iPhone, Google Android and Nokia Symbian, with support for the Windows Mobile operating system and BlackBerry expected soon.”

“During the third quarter we also strengthened the ranks of our senior management team with two key appointments. Arie Rand assumed the roles of Chief Financial Officer and Treasurer, bringing deep expertise in effectively managing financial, strategic and business activities for growth-oriented technology companies trading in the global capital markets. We also welcomed to deltathree Todd Stone as Vice President of Business Development and Sales, bringing more than 13 years of experience in selling, marketing and promoting leading edge communications solutions to major operators and carriers in North America, Europe, Latin America, Asia and Africa.  Amongst other things, Todd will be leading the company in building up our affiliate program in which affiliates will locate and bring new subscribers to our joip Mobile service. These appointments bolster deltathree’s leadership team as well as our ability to drive sales and increase our share in the global market for digital voice and video as well as mobile VoIP communications offerings,” concluded Mr. Baruch.

For the third quarter of 2010, deltathree reported total revenues of $3.5 million compared with $3.4 million in the sequential second quarter 2010 and $4.8 million reported for the third quarter of 2009. The year-over-year decline in quarterly revenue was primarily related to the suspension of the operations of deltathree’s then-largest reseller customer in the fourth quarter of 2009.

Third quarter 2010 GAAP net loss totaled $729,000, or $(0.01) per diluted share, compared to a GAAP net loss for the third quarter of 2009 of $367,000, or $(0.01) per diluted share.  deltathree’s GAAP net loss improved sequentially compared to a GAAP net loss of $813,000, or $(0.01) per diluted share in the second quarter of 2010. During the third quarter of 2010 the company recorded a one-time accrual for a contingency associated with certain reseller customers totaling $176,000.

Third quarter 2010 non-GAAP adjusted EBITDA (as defined below) loss was $331,000, or $(0.00) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $145,000, or $(0.00) per diluted share, for the third quarter of 2009. deltathree’s non-GAAP adjusted EBITDA loss improved sequentially compared to non-GAAP adjusted EBITDA loss of $550,000, or $(0.01) per diluted share in the second quarter of 2010.

deltathree defines adjusted EBITDA as earnings before stock-based compensation, interest, income taxes, depreciation and amortization, and accrual for contingency. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of September 30, 2010, deltathree held approximately $836,000 in cash, cash equivalents, restricted cash and short-term investments, and had negative working capital equal to approximately $3.5 million and negative stockholders’ equity equal to approximately $3.1 million. While deltathree’s cost-reduction activities continue to yield measurable improvements, the company is continuing to draw upon its cash reserves on a monthly basis.

On August 10, 2010, the company entered into a second loan and security agreement with D4 Holdings, LLC for a credit line in a principal amount of $1.0 million. On September 14 and October 28, 2010 deltathree received $300,000 and $400,000, respectively, from this credit line, providing deltathree important near-term financial flexibility. The company is continuing to explore potential capital initiatives aimed at further strengthening its balance sheet and remedying its negative working capital.

Adjusted EBITDA Financial Disclosure
Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree
Founded in 1996, deltathree, Inc. is a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its service provider and reseller channel and its direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the joip Mobile, joip and iConnectHere direct-to-consumer offerings.

For more information about deltathree, please visit our website at www.deltathree.com.

For more information about joip Mobile, please visit our website at www.joipmobile.com.

For more information about joip, please visit our website at www.joip.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our dependence on a small number of key customers for a significant percentage of our revenue; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; our ability to successfully seek the return of all or substantially all of the funds seized by the Department of Homeland Security; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Arie Rand
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	arie.rand@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	September 30,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$625	$1,514
Restricted cash and short-term investments	211	366
Accounts receivable, net (including $288 and $85 as of September 30, 2010 and December 31, 2009 respectively for related party)	518	270
Prepaid expenses and other current assets	430	409
Inventory	29	29

Total current assets	1,813	2,588

Property and equipment, net	424	654
Deposits	77	67
Total assets	$2,314	$3,309

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of capital leases	$25	$144
Accounts payable and accrued expenses	1,562	1,912
Deferred revenues	612	657
Short-term loan from a related party	1,500	-
Other current liabilities	1,573	1,868

Total current liabilities	5,272	4,581

Long-term liabilities:
Capital leases net of current portion	-	3
Severance pay obligations	168	150
Total long-term liabilities	168	153
Total liabilities	5,440	4,734

Stockholders' equity (deficiency):
Common stock, par value $0.001 per share - authorized: 200,000,000 shares; issued and outstanding: 72,030,505 at December 31, 2009, and 72,238,121 at September 30, 2010	72	72
Additional paid-in capital	174,637	174,324
Accumulated deficit	(177,835)	(175,821)
Total stockholders' equity (deficiency)	(3,126)	(1,425)

Total liabilities and stockholders' equity	$2,314	$3,309

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	$3,528	$4,814	$9,987	$15,319

Costs and operating expenses:
Cost of revenues	3,112	4,034	8,686	12,798
Research and development expenses	152	94	435	334
Selling and marketing expenses	198	227	750	914
General and administrative expenses	496	650	1,545	2,627
Accrual for contingency	176	-	176	-
Depreciation and amortization	77	197	299	723

Total costs and operating expenses	4,211	5,202	11,891	17,396

Loss from operations	(683)	(388)	(1,904)	(2,077)

Capital gain	-	72	-	86
Other non-operating income	-	-	-	15
Interest (expense) income, net	(39)	(32)	(91)	(64)

Loss before income taxes	(722)	(348)	(1,995)	(2,040)

Income taxes	7	19	19	29

Net loss	$(729)	$(367)	$(2,014)	$(2,069)

Net loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.03)

Basic and diluted weighted average number of shares outstanding	72,222,622	71,962,405	72,209,442	71,962,405

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities
Net loss	$(2,014)	$(2,069)

Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation of property, plant and equipment	299	723
Write-off of fixed asset	-	20
Stock-based compensation	314	35
Capital gain	-	(86)
Provision for losses on accounts receivable	3	186
Change in liability for severance pay, net	18	(41)
Exchange rates differences on deposits , net	(10)	(1)

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(252)	131
(Increase) in prepaid expenses other current assets	(21)	(53)
Decrease in inventory	-	5
(Decrease) increase in accounts payable and accrued expenses	(350)	520
(Decrease) increase in deferred revenues	(45)	87
(Decrease) increase in other current liabilities	(295)	46
	(339)	1,572
Net cash (used in) operating activities	(2,353)	(497)

Cash flows from investing activities:
Change in long-term deposit	-	50
Purchase of property and equipment	(69)	(142)
Proceeds from disposal of property and equipment	-	156
(Increase) in short-term investments, net	(2)	-
Net cash (used in) provided by investing activities	(71)	64

Cash flows from financing activities:
Release of restricted cash	157	47
Proceeds from exercise of employee options	-	4
Proceeds from issuance of shares, net	-	1,070
Payment of capital leases	(122)	(109)
Short-term loan from a related party	1,500	-
Net cash provided by financing activities	1,535	1,012

(Decrease) increase in cash and cash equivalents	(889)	579
Cash and cash equivalents at beginning of period	1,514	1,788
Cash and cash equivalents at end of the period	$625	$2,367

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$20	$25

Supplemental schedule of investing and financing activities:
Cash received from:
Proceeds from issuance of shares	-	$1,170
Direct cost paid for services due to issuance of shares	-	(100)
Total proceeds, net	-	$1,070

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net loss	$(729)	$(367)	$(2,014)	$(2,069)

Depreciation	$77	$197	$299	$723
Accrual for contingency	$176	$-	$176	$-
Stock based Compensation	$99	$(26)	$314	$35
Interest expense, net	$39	$32	$91	$64
Taxes	$7	$19	$19	$29

Adjusted EBITDA	$(331)	$(145)	$(1,115)	$(1,218)

Basic and diluted adjusted EBITDA per share	$(0.00)	$(0.00)	$(0.02)	$(0.02)

Basic and diluted weighted average number of shares outstanding	72,222,622	71,932,040	72,209,442	71,962,405

deltathree defines adjusted EBITDA as earnings before stock-based compensation, interest, income taxes, depreciation and amortization, and accrual for contingency.